EXHIBIT 11.1

             UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                        For the Nine Months Ended
                                  Dec 31, 1995            Dec 31, 1994
                               Amount    Per Share     Amount    Per Share
PRIMARY:
Average shares outstanding   3,245,568               3,241,711

Dilutive stock options-
  based on the treasury
  stock method using the
  average market price                                     353

Adjusted shares outstanding  3,245,568               3,242,064

Net (loss)                  $ (407,587) $   (.13)   $ (410,234)  $  (.13)


                                        For the Three Months Ended
                                  Dec 31, 1995            Dec 31, 1994
                               Amount    Per Share     Amount    Per Share
PRIMARY:
Average shares outstanding   3,245,175               3,245,139

Dilutive stock options-based
  on the treasury stock
  method using the average
  market price                                              36

Adjusted shares outstanding  3,245,175               3,245,175

Net income (loss)           $   50,593  $    .02    $ (463,901)  $  (.14)


                                                                 EXHIBIT 11.1

             UNIVERSAL SECURITY INSTRUMENTS, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)

                                        For the Nine Months Ended
                                  Dec 31, 1995            Dec 31, 1994
                               Amount    Per Share     Amount    Per Share
FULLY DILUTED:
Average shares outstanding   3,245,568               3,241,711

Dilutive stock options-based
  on the treasury stock
  method using the quarter-
  end market price if higher
  than the average market
  price                                                    353

Adjusted shares outstanding  3,245,568               3,242,064

Net (loss)                  $ (407,587) $   (.13)   $ (410,234)  $  (.13)

                                        For the Three Months Ended
                                  Dec 31, 1995            Dec 31, 1994
                               Amount    Per Share     Amount    Per Share
FULLY DILUTED:
Average shares outstanding   3,245,175               3,245,139

Dilutive stock options-based
  on the treasury stock
  method using the quarter-
  end market price if higher
  than the average market
  price                                                     36

Adjusted shares outstanding  3,245,175               3,245,175


Net income (loss)           $   50,593  $    .02    $ (463,901)  $  (.14)
